UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 21, 2017

Commission File Number:  000-52369

FitLife Brands, Inc.
(Exact name of registrant as specified in its charter.)

Nevada
(State or other jurisdiction of incorporation or organization)
20-3464383
(IRS Employer Identification No.)

4509 S. 143rd Street, Suite 1, Omaha, Nebraska 68137
(Address of principal executive offices)

402-333-5260
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2017, FitLife Brands, Inc. (the " Company") entered into the third amendment to the Company's employment agreement with John Wilson, the Company's Chief Executive Officer and a member of the Company's Board of Directors, effective July 1, 2016 (the "Wilson Amendment"). The Wilson Amendment extends the term of Mr. Wilson's employment as the Company's Chief Executive Officer to June 30, 2018, and provides for an annual salary of $310,000. Under the terms of the Wilson Amendment, Mr. Wilson will receive 150,000 restricted shares of the Company's common stock, par value $0.01 per share ("Common Stock"), which shares shall vest upon the achievement of certain financial objectives set forth in the Wilson Amendment.

Also on April 21, 2017, the Company entered into the first amendment to the Company's employment agreement with Michael Abrams, the Company's Chief Financial Officer and a member of the Company's Board of Directors, effective July 1, 2016 (the "Abrams Amendment"). The Abrams Amendment extends the term of Mr. Abram's employment as the Company's Chief Financial Officer to April 30, 2018, and provides for an annual salary of $275,000. Under the terms of the Abrams Amendment, Mr. Abram's will receive 120,000 restricted shares of the Company's Common Stock, which shares shall vest upon the achievement of certain financial objectives set forth in the Abrams Amendment.

Item 4.01 Changes in Registrant's Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On April 21, 2017, Tarvaran, Askelson & Company, LLP ("TA") was dismissed as the independent registered public accounting firm of Fitlife Brands, Inc. (the "Company"). The Company's Board of Directors approved the dismissal of TA.

The reports of TA regarding the Company's financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain an adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles. During the Company's fiscal years December 31, 2016 and 2015, and through April 21, 2017, there were (i) no disagreements with TA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of TA would have caused TA to make reference to the subject matter of the disagreements in connection with its report, and (ii) no "reportable events" as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided TA with a copy of the foregoing disclosures and requested TA to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not TA agrees with the disclosures. A copy of TA's letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

New Independent Registered Public Accounting Firm

On April 21, 2017, the Company engaged Weinberg & Company ("Weinberg") as the Company's new independent registered public accounting firm. The appointment of Weinberg was approved by the Company's Board of Directors.

Disclaimer.

The foregoing descriptions of the Wilson Amendment and Abrams Amendment do not purport to be complete, and are qualified in their entirety by reference to the full text of the Wilson Amendment and Abrams Amendment attached hereto as Exhibits 10.1 and 10.2, respectively, each of which are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FitLife Brands, Inc.

Date:   April 26, 2017
By:	/s/ Michael Abrams

Name: Michael Abrams
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Wilson Third Employment Amendment
EX-10.2	Abrams First Employment Amendment
EX-16.1	TAC Letter April 25, 2017